Free Writing Prospectus

Filed Pursuant to Rule 433

Reg-Statement No. 333-195645

Barclays PLC Fixed Income Investor Presentation Q1 2016 Results Announcement 27 April 2016

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Strategy & Performance Overview

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Management focus to deliver value Transatlantic Consumer, Corporate and Investment Bank Barclays UK Barclays Corporate & International Focused UK consumer and Diversified transatlantic wholesale business bank with scale and consumer bank 70bn RWAs 202bn RWAs 20.5% RoTE 9.5% RoTE Well capitalised, supporting solid investment grade credit ratings Measures to deliver strategy and manage legacy headwinds rundown provided Accelerate Non-Core by rundown. plan to pay Flexibility a dividend to fund the of 3.0p for accelerated 2016 and 2017 (FY15 dividend of 6.5p) leading Intention to to further reduce simplification of the 62.3% stake in Barclays Group, Africa Group further cost Limited reductions, (BAGL), and CET1 ratio uplift in two to three years3 Intend to achieve these targets within a reasonable timeframe 3 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Financial highlights Underlying Core RoTE of 10.7%, driven by Barclays UK RoTE of 20.5% and Barclays Corporate & International RoTE of 9.5%5 CET1 ratio of 11.3% and leverage ratio of 4.3% on track to meet end-state capital requirements, with capital benefits from strategic actions to come through Continued good Non-Core momentum: 3bn reduction in RWAs with further 3.4bn reduction expected on completion of announced sales Continued focus on reducing costs and on track to meet 12.8bn 2016 Core cost target TNAV per share increased to 286p from retained profits and favourable reserve movements 4 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Statutory Group financials Three months ended (m) Mar-16 Mar-15% change Q116 Performance metrics Income 5,041 5,650(11%) Group results reflect solid Core performance, with good progress Impairment(443)(386)(15%) made in Non-Core Operating expenses(3,747)(3,067)(22%) Litigation and conduct(78)(1,039) 92% Group income fell by 11% to 5,041m driven by negative income in Total operating expenses(3,825)(4,106) 7% Non-Core of 242m Profit before tax 793 1,057(25%) - Core income increased 2% to 5,392m, excluding own credit Tax(248)(528) 53% Impairment increased 15% with LLR of 40bps, mostly relating to the Profit after tax in respect of continuing operations 545 529 3% oil & gas sector, in line with our expectations Profit after tax in respect of discontinued operation 166 196(15%) Total operating expenses reduced by 7% Non-controlling interests in respect of(94)(88)(7%) - Excluding notable items, total operating expenses increased continuing operations 8% due to higher restructuring charges in Non-Core and the Non-controlling interests in respect of(80)(92) 13% Corporate & Investment Bank (CIB), structural reform discontinued operation implementation costs, business growth and FX moves Other equity holders(104)(80)(30%) Group PBT of 793m reflected Core PBT growth, more than offset Attributable profit 433 465(7%) by Non-Core loss before tax of 815m Performance measures - Non-Core loss driven by increased negative income, Return on average tangible shareholders equity 3.8% 4.0% including the 374m ESHLA fair value loss, and 182m of Cost: income ratio 76% 73% restructuring charges Loan loss rate (LLR) 40bps 32bps Basic earnings per share 2.7p 2.9p Africa Banking presented as a discontinued operation profit after tax decreased 15% to 166m driven by the depreciation of ZAR Notable items Three months ended (m) against GBP Own credit(109) 128 Income Gain on valuation of a component of the Operating Group RoTE was 3.8% while Core RoTE was 9.9%, or 10.7% defined retirement benefit liability - 429 expenses excluding own credit, on a higher average tangible equity base Provisions for ongoing investigations Litigation - Africa Banking tangible equity included within Head Office -(800) and litigation including Foreign Exchange and conduct Provisions for UK customer redress -(182) Litigation and conduct Losses on sale relating to the Spanish business -(118) Other net income/(expenses) 5 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Core: Underlying Return on Tangible Equity of 10.7% Business performance excluding notable items Three months ended (m) Mar-16 Mar-15% change Income 5,392 5,300 2% Impairment(414)(345)(20%) Operating expenses(3,258)(3,047)(7%) Litigation and conduct(12)(48) 75% Total operating expenses(3,270)(3,095)(6%) Profit before tax 1,717 1,874(8%) Attributable profit 1,028 1,206(15%) Performance measures excluding notable items Return on average tangible equity 10.7% 13.4% Average allocated tangible equity6 39.6bn 36.3bn Cost: income ratio 61% 58% Loan loss rate (LLR) 42bps 35bps Basic earnings per share 6.3p 7.3p Mar-16 Dec-15 Risk weighted assets6 312bn 304bn Notable items Three months ended Mar-16 Mar-15 (m) Own credit(109) 128 Gain on valuation of a component of the defined retirement benefit liability - 429 Provisions for ongoing investigations and litigation including Foreign Exchange -(800) Provisions for UK customer redress -(167) Losses on sale relating to the Spanish business -(97) Profit/(loss) before tax (m) Mar-16 Mar-15% change Barclays UK 704 715(2%) Barclays Corporate & International 1,027 1,177(13%) Head Office(14)(19) 26% Core 1,717 1,874(8%) Q116 Performance metrics Core income increased 2% to 5,392m, excluding own credit Impairment increased to 414m and LLR to 42bps, mostly due to single name exposures in CIB Total operating expenses increased 6% driven by higher CIB restructuring charges, structural reform implementation costs, business growth and FX moves Remain on track to hit 12.8bn Core cost target for 2016 Attributable profit of 1,028m delivered a Core RoTE of 10.7% on a 3bn increase in average allocated equity through continued reallocation of capital from Non-Core 2.3bn of Africa Banking equity included within Head Office Barclays UK Strong RoTE of 20.5% as income declined slightly due to lower fee income, while NIM increased to 3.62% with good growth in customer balances Barclays Corporate & International Strong income growth of 24% in Consumer, Cards & Payments (CC&P), combined with a resilient CIB income performance despite challenging market conditions, delivered RoTE of 9.5% CC&P RoTE increased to 23.4% CIB RoTE was resilient at 7.3% 6 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Non-Core: Continued rundown momentum Business performance excluding notable items Q116 Performance metrics Three months ended (m) Mar-16 Dec-15 Mar-15 As expected, loss before tax increased to 815m, driven mostly by a fair value loss of 374m on ESHLA (Q415: loss of 156m) Businesses 196 229 304 Securities and loans(402)(195)(68) Income reduced to a net expense of 242m due to ESHLA fair value Derivatives(36)(102)(14) movements and sell-down of income generating businesses Income(242)(68) 222 Total operating expenses increased 97m to 555m reflecting increased restructuring costs of 182m in Q116 Impairment(29)(32)(41) - Excluding restructuring costs, total operating costs reduced to 373m Operating expenses(489)(459)(449) Litigation and conduct(66)(31)(9) RWAs reduced by 3bn, largely from reductions in the derivatives portfolio Total operating expenses(555)(578)7(458) Loss before tax(815)(700)(274) Attributable loss(603)(854)(225) Performance measures Key drivers/highlights Average allocated tangible equity 9.0bn 9.7bn 12.4bn Non-Core rundown on track, with further encouraging progress on business sales in particular Period end allocated tangible equity 8.5bn 8.5bn 11.7bn - Completion of the sale of the Portuguese retail business on 1 April 2016, Basic earnings/(loss) per share(3.6p)(5.1p)(1.3p) resulting in a further RWA reduction of 1.8bn Mar-16 Dec-15 Mar-15 - Announced sales of the Italian retail and Asia wealth businesses, resulting in additional RWA reduction of 1.6bn on completion Risk weighted assets 50.9bn 54.3bn 77.9bn ESHLA portfolio fair value movements of 374m as gilt swap spreads widened Notable items Three months ended Mar-16 Dec-15 Mar-15 further and funding costs (m) Strong focus on continued cost reductions in Non-Core to reduce the drag on Provisions for UK customer redress -(58)(15) Group returns Impairment of goodwill and other assets -(96) - Losses on sale relating to the Spanish, Portuguese and Italian Businesses -(246)(21) 7 | Barclays Q1 2016 Fixed Income Investor Presentation

8 | liQUiditffi & FUndinG ¢redit ratinG aPPendifl strateGffi & PerForman¢e offerffiefi Hold¢o transition & mrel/tla¢ ¢aPital & lefferaGe asset QUalitffi strU¢tUral reForm bARCLAYS Q1 2016 FIXED iNCOME iNVESTOR PRESENTATION nON-¢ORE: rUNDOWN PROGRESSION rfiaS BY TYPE (£BN) lEVERAGE EXPOSURE BY TYPE (£BN) QUARTERLY COSTS9 (£M) QUARTERLY INCOME (£M) 9 10 10 24 11 10 33 22 20 22 11 11 dEC-14 dEC-15 mAR-16 2017 GUIDANCE oPERATIONAL RISK sECURITIES & LOANS dERIVATIVES bUSINESSES C.20 89 54 51 (43$) 116 42 37 127 70 63 50 25 26 23 12 10 dEC-14 dEC-15 mAR-16 sECURITIES & LOANS dERIVATIVES bUSINESSES oTHER 316 136 (57$) 149 436 426 405 378 307 13 70 53 81 182 Q115 Q215 Q315 Q415 Q116 40 449 222 243 215 (68) Q115 Q215 Q315 Q415 (242) sECURITIES & LOANS dERIVATIVES bUSINESSES (464) Q116 196 (402) (36) 8 489 rESTRUCTURING COSTS esHla Fff LOSS: (£374M) 496 458 459 oPERATING EXPENSES rESTRUCTURING COSTS 187231-001 04May16 14:10 Page 8

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Capital & Leverage

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Strong CET1 and leverage ratio trajectory Fully-loaded CET1 ratio10 CET1 ratio of 11.3% as at 31 March 2016, an improvement of 220bps since December 2013 After absorbing a cumulative c.150bps impact of notable conduct and litigation items In Q116, the CET1 ratio decreased modestly to 11.3%, due to an increase in intangibles and a methodology driven increase in PVA, offsetting profits generated during the quarter CET1 capital was up 0.1bn to 40.9bn as profits of 0.5bn generated during the period and an increase in the currency translation reserve was partially offset by expected increases in capital deductions RWAs increased by 4.7bn, mainly driven by FX as seasonal increases were offset by efficient RWA management The leverage ratio has improved by 130bps since December 2013 to 4.3%, even despite a more stringent calculation basis and seasonal Q116 increases In Q116, the ratio decreased by 20bps primarily driven by a seasonal increase in leverage exposure Leverage exposure increased by 54bn primarily due to expected seasonality driving higher settlement balances, and FX Tier 1 capital was broadly flat at 46.3bn reflecting the movements in CET1 capital 10 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Confident in our ability to accrete capital going forward 1 Core divisions generated double digit adjusted RoTEs in 201512 Expect considerable CET1 cushion to absorb potential headwinds and grow Accelerated rundown of Non-Core, high-returning businesses 2 guiding to RWAs of £20bn by end 2017 while maintaining prudent buffers to distribution restriction 3 Planned intention to reduce stake in BAGL3 and stress test hurdles 11 | Barclays FY 2015 Fixed Income Investor Presentation Slide as presented at the FY 2015 results announcement on 1 March 2016

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Managing evolving future minimum CET1 levels Illustrative evolution of minimum CET1 requirements and buffers13 CET1 minimum levels and internal management buffer As capital buffers and RWAs will evolve over time, we manage our CET1 position to maintain a prudent internal management buffer over future minimum levels to guard against mandatory distribution restrictions16 The management buffer is prudently calibrated, intended to absorb fluctuations in the CET1 ratio, cover against event risk and stress, and to ensure management actions can be taken in sufficient time to avoid breaching mandatory distribution restrictions in stress event Barclays PLC distributable reserves at 7.1bn at year-end 2015 Key regulatory variables potentially impacting future minimum CET1 levels CRD IV buffers De-risking and management actions with aim to reduce the G-SIB buffer Potential future variations in consolidated CCyB Pillar 2A requirements14 Barclays 2016 P2A requirement as per the PRAs ICG is 3.9%, of which 2.2% is required to be held in CET1 form Despite 2016 increase, expect partial shift into P1 over time RWA developments While RWAs might increase due to Basel driven rule changes, this should be at least partially offset by reductions in Pillar 2A requirements Updated planning assumption of 360bn of RWAs pre-Basel re-calibrations, or c.330bn should full regulatory and accounting deconsolidation of BAGL be achieved3 12 | Barclays FY 2015 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Managing capital position for regulatory minimum levels and stress testing Barclays expected systemic reference points for BoE stress test13,17 Minimum CRD IV CET1 requirement Counter Cyclical Buffer (CCyB) assumption15 2016 Pillar 2A CET1 requirement14 Mandatory distribution restrictions hurdle16 G-SIB buffer BoE stress test systemic reference point Capital Conservation Buffer (CCB) for 2016 tests17 Future CET1 ratio13 = Regulatory minimum level + c.1-1.5% management buffer For the 2016 BoE stress tests, the stress test systemic reference point will include the minimum CRD IV CET 1 requirement, P2A, and a phased-in G-SIB buffer The stressed capital ratio for each year over the stress test horizon will be measured against the respective applicable stress test systemic reference point Barclays fully phased-in stress buffer is expected to be c.4-4.5% when including the management buffer, providing ample headroom should future stress losses be higher than experienced to date 13 | Barclays FY 2015 Fixed Income Investor Presentation

| LIQUIDITFFI & FUNDING ¢REDIT RATING APPENDIFL STRATEGFFI & PERFORMAN¢E OFFERFFIEFI HOLD¢O TRANSITION & MREL/TLA¢ ¢APITAL & LEFFERAGE ASSET QUALITFFI STRU¢TURAL REFORM BARCLAYS FFFI 2015 FIXED INCOME INVESTOR PRESENTATION 236 202 57 70 35 51 34 4020 GROUP RFIAS BY RISK TYPE GROUP RFIAS BY DIVISION RFIAS BY RISK TYPE AND DIVISION £363BN GROUP RFIAS (£BN) BY RISK TYPE – MAR-16 GROUP RFIAS (£BN) BY DIVISION – MAR-16 £363BN ¢REDIT RISK: 65$ OPERATIONAL RISK: 16$ ¢OUNTERPARTY CREDIT RISK: 10$ MARKET RISK: 9$ BARCLAYS ¢&I: 56$ BARCLAYS UK: 19$ NON-¢ORE: 14$ HEAD OFFICE: 11$ B¢&I MARKET RISK AND COUNTERPARTY CREDIT RISK ACCOUNT FOR 13$ OF GROUP RFIAS MARKET RISK: £23BN ¢OUNTERPARTY CREDIT RISK: £23BN 14 187231-001 04MAY16 14:10 PAGE 14

| LIQUIDITFFI & FUNDING ¢REDIT RATING APPENDIFL STRATEGFFI & PERFORMAN¢E OFFERFFIEFI HOLD¢O TRANSITION & MREL/TLA¢ ¢APITAL & LEFFERAGE ASSET QUALITFFI STRU¢TURAL REFORM BARCLAYS FFFI 2015 FIXED INCOME INVESTOR PRESENTATION 690 684 628 671 271 226 195 200 157 117 94 99 115 112 111 112 DEC-14 JUN-15 DEC-15 MAR-16 3.7$ 4.1$ 4.5$ 4.3$ LEVERAGE EXPOSURE21 (£BN) HIGHLIGHTS LEVERAGE RATIO DECREASED TO 4.3$ DUE TO SEASONALITY 1,139 1,028 Q1 2016 DECREASE IN LEVERAGE RATIO TO 4.3$ PRIMARILY DRIVEN BY AN INCREASE IN LEVERAGE EXPOSURE LEVERAGE EXPOSURE INCREASED BY £54BN, PRIMARILY DUE TO AN EXPECTED SEASONAL INCREASE IN SETTLEMENT BALANCES AND FFL, WHILE FULLY-LOADED T1 CAPITAL WAS BROADLY FLAT ON THE QUARTER SEASONALITY WAS THE MAIN DRIVER BEHIND THE £67BN INCREASE IN ¢ORE, WHILE FURTHER PROGRESS ON RUNDOWN REDUCED LEVERAGE EXPOSURE BY £13BN IN NON-¢ORE REGULATORY DEVELOPMENTS FROM 1 JANUARY 2016, BARCLAYS IS REQUIRED TO ALSO CALCULATE AN AVERAGE LEVERAGE RATIO BASED ON THE AVERAGE CAPITAL MEASURE DIVIDED BY THE AVERAGE EXPOSURE MEASURE FOR THE QUARTER. AS AT 31 MARCH 2016, THE AVERAGE LEVERAGE RATIO WAS 4.1$23 THE AVERAGE LEVERAGE RATIO REMAINS WELL IN EXCESS OF THE EXPECTED MINIMUM END-STATE REQUIREMENT FOR BARCLAYS, EXPECTED TO BE BELOW 4$ 1,082 1,233 L&A AND OTHER ASSETS22 DERIVATIVES LEVERAGE RATIO21 UNDRAWN COMMITMENTS SFTS 15

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Holding company transition and MREL/TLAC

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC TLAC and MREL requirement expectations Pillar 1 TLAC minimum requirements and illustrative MREL expectations24 Pillar 1 requirements 2016 Pillar 2A requirement14 Assumed CRD IV combined buffer requirement BoE Recapitalisation amount Equal to at least Pillar 1 minimum TLAC requirements FSB TLAC FSB TLAC MREL 2016 Illustrative Jan-19 Jan-22 expectation Future MREL Compliant with 1 January 2016 MREL, if set at applicable regulatory minimum capital levels, including Pillar 2A, as indicated by the Bank of England MREL expected to equal applicable minimum capital requirement until 1 January 2020. Ahead of that, G-SIBs are expected to be required to meet at least FSBs Pillar 1 minimum TLAC requirement as of 1 January 2019. This provides UK banks ample time and flexibility to manage the transition period Indicative future MREL requirement expected to be communicated later in 2016. As rules are not yet finalised, uncertainty remains both as to the requirement and its calibration 17 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Well positioned to meet future MREL/TLAC requirements Illustrative annual MREL/TLAC issuance volumes to meet future requirements24 Proactive refinancing from HoldCo and liability management exercises executed to date position us well for future requirements While our full MREL requirement might apply earlier, we expect the 1 January 2022 requirement to be our binding constraint due to the potential disqualification of OpCo legacy T1 and T2 capital from this point onwards At a minimum, we expect to need to meet the Pillar 1 minimum TLAC requirement of 18%, plus an assumed CBR of c.5% by 1 January 2022, on top of which we expect to hold a prudent management buffer Manageable annual illustrative issuance volumes across AT1, T2 and HoldCo senior debt, subject to market conditions and capacity Further CET1 accretion and planned intentions for BAGL3 expected to provide additional flexibility to meet a higher MREL if required Precise composition of future MREL stack remains subject to our final MREL requirement, shifts in the various components of our future total capital requirements, and the relative pricing of and market appetite for various HoldCo debt classes 18 | Barclays Q1 2016 Fixed Income Investor Presentation

| BARCLAYS Q1 2016 FIXED INCOME INVESTOR PRESENTATION LIQUIDITFFI & FUNDING ¢REDIT RATING APPENDIFL STRATEGFFI & PERFORMAN¢E OFFERFFIEFI HOLD¢O TRANSITION & MREL/TLA¢ ¢APITAL & LEFFERAGE ASSET QUALITFFI STRU¢TURAL REFORM 3.1 0.3 0.0 3.0 0.2 0.0 0.0 0.7 2016 2017 2018 2019 2020 2021 2022 2023+ FIRST CALL DATE 4.4 4.5 1.0 5.1 1.7 1.5 0.3 3.9 0.9 1.3 0.9 0.7 2.4 2016 2017 2018 2019 2020 2021 2022 2023+(£BN) DEC-15 MAR-16 PRA TRANSITIONAL ¢OMMON EQUITY TIER 1 CAPITAL 40.7 40.9 PRA TRANSITIONAL ADDITIONAL TIER 1 REGULATORY CAPITAL 11.9 11.0 –BARCLAYS PL¢ (HOLD¢O) 5.3 5.3 –BARCLAYS BANK PL¢ (OP¢O) 6.6 5.7 PRA TRANSITIONAL TIER 2 REGULATORY CAPITAL 13.8 14.3 –BARCLAYS PL¢ (HOLD¢O) 1.8 1.9 –BARCLAYS BANK PL¢ (OP¢O) 12.0 12.5 PRA TRANSITIONAL TOTAL REGULATORY CAPITAL 66.5 66.2

| Barclays Q1 2016 FIXED income investor PRESENTATION Liquiditffi & funding ¢redit rating Appendifl Strategffi & performan¢e offerffiefi Hold¢o transition & mrel/tla¢ ¢apital & lefferage Asset qualitffi Stru¢tural reform UK APPROACH TO RESOLUTION 20 Equity Other INTERNAL tla¢32 Senior UNSECURED Op¢O WATERFALL Equity INVESTMENT At1 INVESTMENT Tier 2 INVESTMENT Senior UNSECURED INVESTMENT 1 2 3 4 5 Loss absorbtion brrd Ponff WRITE-DOWN POWERS ENSURES op¢O REGULATORY CAPITAL (EXTERNAL AND INTERNAL) IS WRITTEN DOWN AFTER EQUITY33 the ILLUSTRATIVE LOSS SHOWS THAT EXTERNAL AND INTERNAL op¢O INVESTMENTS OF THE SAME RANK IN RESOLUTION SHOULD HAVE THE SAME lgd. HOWEVER, STEP 3 ILLUSTRATES THAT THE lgd FOR AN op¢O INSTRUMENT CLASS COULD BE DIFFERENT TO THAT OF THE SAME CLASS AT THE HOLD¢O WHERE THE DIVERSIFICATION OF A BANKING GROUP IS RETAINED external LOSS ABSORBING CAPACITY AT op¢O PROVIDES SUPPORT TO HOLD¢O AND ITS CREDITORS important FOR UK HOLD¢O INVESTORS TO UNDERSTAND NATURE OF INTERCOMPANY ARRANGEMENTS Illustrative UK RESOLUTION LOSS ALLOCATION WATERFALL31 Loss absorbtion External tier 1 External tier 2 total op¢O LOSSES ARE ALLOCATED TO op¢O INVESTORS IN ACCORDANCE WITH THE op¢O CREDITOR HIERARCHY each CLASS OF INSTRUMENT SHOULD RANK PARI PASSU IRRESPECTIVE OF HOLDER, THEREFORE lgd OF EXTERNAL AND INTERNAL INSTRUMENTS OF THE SAME CLASS ARE EXPECTED TO BE THE SAME Step 1 Equity additional tier 1 Tier 2 Senior UNSECURED Intercompany INVESTMENTS HOLD¢O WATERFALL inter-COMPANY tier 2 Inter-COMPANY at1 Loss ALLOCATION illustrative HOLD¢O LOSS Illustrative op¢O LOSS Other INTERNAL tla¢32 INVESTMENT Op¢O liabilities HOLD¢O investments IN op¢O HOLD¢O liabilities losses ARE TRANSMITTED TO HOLD¢O THROUGH WRITE-DOWN OF ITS INTERCOMPANY INVESTMENTS IN LINE WITH THE opcos CREDITOR HIERARCHY the holdcos INVESTMENTS ARE IMPAIRED BY AGGREGATING THE LOSSES ON EACH OF THE INTERCOMPANY INVESTMENTS Step 2 the LOSS ON holdcos INVESTMENT FROM STEP 2 IS ALLOCATED TO THE holdcos INVESTORS IN ACCORDANCE WITH THE HOLD¢O CREDITOR HIERARCHY the HOLD¢O CREDITOR HIERARCHY REMAINS INTACT Step 3

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Barclays PLC parent company accounts Barclays PLC parent company balance sheet Key notes Balance sheet Barclays PLC is the holding company of the Barclays Group As at As at The HoldCos primary assets currently are its investments in, and loans and 31 Dec-15 31 Mar-16 advances made to, its sole direct subsidiary, Barclays Bank PLC, the operating m m company Assets As Barclays continues to be committed to issuing most capital and term vanilla Investment in subsidiary 35,303 35,303 senior unsecured debt out of the HoldCo going forward, the HoldCo balance Loans and advances to subsidiary 7,990 12,414 sheet is expected to increase Derivative financial instrument 210 275 As at 31 December 2015, the distributable reserves of Barclays PLC were Other assets 133 728 7.1bn Total assets 43,636 48,720 Liabilities Notes to the parent company balance sheet as at 31 March 2015 Investment in subsidiary Deposits from banks 494 487 The investment in subsidiary of 35,303m (31 December 2015: 35,303m) Subordinated liabilities 1,766 1,861 represents investments made into Barclays Bank PLC, including 5,321m Debt securities in issue 6,224 10,553(31 December 2015: 5,321m) of AT1 securities. There has been no movement in AT1 securities in the period. Other liabilities - - Total liabilities 8,484 12,901 Loans and advances to subsidiary, subordinated liabilities and debt securities in issue There were no new issuances of subordinated notes in the period. The Shareholders equity subordinated liabilities balance was 1,861m (31 December 2015: 1,766m) after Called up share capital 4,201 4,221 revaluation. There were issuances of $4.0bn, 1.5bn and AUD 60m of Fixed Rate Share premium account 17,385 17,491 Notes and 100m of private placement debt included within the debt securities in issue balance of 10,553m (2015: 6,224m). The proceeds raised through these Other equity instruments 5,321 5,321 transactions were used to invest in Barclays Bank PLC Notes in each case with a Capital redemption reserve 394 394 ranking corresponding to the notes issued by Barclays PLC and included within the Retained earnings 7,851 8,392 loans and advances to subsidiary balance of 12,414m (31 December 2015: Total shareholders equity 35,152 35,819 7,990m). Total liabilities and shareholders equity 43,636 48,720 21 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Structural Reform

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Simplifying our business divisions for structural reform Formation of the UK Ring-fenced Bank Barclays Bank PLC (and subsidiaries) Residual assets to (RFB) prior to 1 January 2019 RFB and BB PLC Delivering entities with strong returns and well balanced funding profiles Legal constructs Well capitalised entities with strong balance sheets and asset quality Expect that both divisions, when separately assessed, would support solid investment grade ratings 23 | Barclays Q1 2016 Fixed Income Investor Presentation Slide as presented at the FY 2015 results announcement on 1 March 2016

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Anticipated funding sources of future UK ring-fenced bank and Barclays Bank PLC (and subsidiaries) Barclays PLC36 Barclays UK Barclays Corporate & International Divisional constructs Focused UK consumer and Diversified transatlantic wholesale business bank with scale and consumer bank Formation of the UK Ring-fenced Bank Barclays Bank PLC (and subsidiaries) prior to 1 January 2019 Funding sources: FY15 LDR: 94% Funding sources: FY15 LDR: 88% Deposit funding: Deposit funding: - Retail deposits - Mid and large corporate deposits - Business banking deposits - Delaware deposits Term funding: - International wealth customer deposits - Equity, debt capital and term senior unsecured debt downstreamed Term funding: from B PLC (Internal MREL/TLAC) - Equity, debt capital and term senior unsecured debt downstreamed - Secured funding (e.g. covered bonds and ABS) from B PLC (Internal MREL/TLAC) Legal entity constructs Other operating funding: - Residual outstanding BB PLC externally issued debt capital and - Short-term funding (e.g. CD/CP) senior unsecured debt (including structured notes) - Secured funding (e.g. ABS) Other operating funding (externally issued): - Short-term funding (e.g. CD/CP) 24 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Liquidity & Funding

Dec-14 dec-15 mar-16 ¢ASH & deposits AT ¢ENTRAL banks GOVERNMENT bonds other available liquidity 145 89$ 86$ 84$ 124$ 133$ 129$ stable LIQUIDITY POSITION WITH THE GROUP LIQUIDITY POOL AT £132BN, PROVIDING A SURPLUS TO INTERNAL AND EXTERNAL MINIMUM REQUIREMENTS QUALITY OF THE POOL REMAINS HIGH: -79$ HELD IN CASH, DEPOSITS WITH CENTRAL BANKS AND HIGH QUALITY GOVERNMENT BONDS -91$ OF GOVERNMENT BONDS ARE SECURITIES ISSUED BY UK, Us, JAPANESE, FRENCH, GERMAN, danish, swiss AND dutch SOVEREIGNS illustrating OUR ROBUST LIQUIDITY POSITION; ALL ELSE BEING EQUAL, NO NEED TO ACCESS TERM WHOLESALE FUNDING MARKETS FOR THE REMAINDER OF THE YEAR IN ORDER TO MAINTAIN AN EXPECTED l¢r ABOVE 100$ maintaining A ROBUST LIQUIDITY POSITION AND WELL DIVERSIFIED FUNDING PROFILE 149 HIGH QUALITY LIQUIDITY POOL (EXCLUDING bagl) (£BN) l¢r37 62$ 64$ 66$ 4% 4% 4% 8$ 7$ 5$ 13$ 13$ 13$ 13$ 11$ 11$ dec-14 dec-15 mar-16 £490BN £508BN £499BN ¢USTOMER DEPOSITS sub. Debt39 secured TERM FUNDING short-TERM DEBT AND OTHER DEPOSITS UNSECURED TERM FUNDING total FUNDING (EXCLUDING bagl) robust LIQUIDITY POSITION fiell BALANCED FUNDING PROFILE ldr38 GROUP loan TO deposit ratio (ldr) AND THE ldr FOR THE RETAIL BUSINESSES STABLE AT 96$ AND 84$ RESPECTIVELY nsfr AT 106$ AS AT dec-15 (dec-14: 102$)40 as AT Q116, REMAINING MATURITIES ACROSS PUBLIC AND PRIVATE SENIOR UNSECURED AND SECURED, AND CAPITAL INSTRUMENTS OF £8BN IN 2016, AND £18BN IN 2017 2016 ISSUANCE PLAN successfully ISSUED £4.1BN OF HOLD¢O SENIOR UNSECURED DEBT IN Q116. FURTHER ISSUANCE SUBJECT TO MARKET CONDITIONS AND INVESTOR CAPACITY aim TO BUILD A DIVERSIFIED FUNDING PROFILE AT THE HOLD¢O ACROSS CURRENCIES, MATURITIES AND CHANNELS fie EXPECT TO BE A MEASURED ISSUER OF at1 AND t2 OUT OF HOLD¢O OVER THE NEXT FEW YEARS 132 26

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Continue to access diverse wholesale funding sources across multiple products, currencies and maturities Wholesale funding by product39 Key messages Deposits from banks Overall funding requirements for the Group have reduced as we have 5% 11% CDs and CPs de-levered the balance sheet. Total wholesale funding (excluding repurchase 15% ABCPs agreements) was broadly stable at 141bn in Q116 13% - 56bn matures in less than one year, while 17bn matures within one Public benchmark MTNs month (Dec-15: 53bn and 16bn respectively) 12% 4% Privately placed MTNs The Group made good progress on its commitment to transition to a holding Covered bonds/ABS company capital and wholesale funding model during the quarter 15% Subordinated liabilities 39 25% 41 Q116 issuance activity from Barclays PLC includes: Other - c.4bn equivalent of public benchmark senior unsecured debt issued by Barclays PLC Wholesale funding by maturity39 - Private MTN issuance from Barclays PLC across three currencies 1 month The Group bought back 5.3bn of outstanding Barclays Bank PLC senior debt and capital instruments as part of Barclays ongoing liability management 12% &gt; 1 mth but 3 mths - 4.7bn equivalent of senior instruments across 8 instruments 25% &gt; 3 mths but 6 mths 8% - 0.6bn of subordinated instruments across 3 instruments &gt; 6 mths but 12 mths 8% &gt; 1 year but 2 years As at Q116, the Group has 8bn of total term funding maturing in 2016 and 8% &gt; 2 year but 3 years 18bn maturing in 2017 9% 12% &gt; 3 year but 4 years 6% 12% &gt; 4 year but 5 years &gt; 5 years By currency39 USD EUR GBP Others As at 31 March 2016 41% 33% 18% 8% As at 31 December 2015 38% 31% 23% 8% 27 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Asset quality

| barclays Q1 2016 FIXED income investor PRESENTATION liquiditffi & funding ¢redit rating appendifl strategffi & performan¢e offerffiefi Hold¢o transition & mrel/tla¢ ¢apital & lefferage asset qualitffi stru¢tural reform 1.5$ 3.3$ 1.7$ 7.4$ 2.1$ 1.4$ 3.8$ 1.8$ 8.4$ 2.2$ barclays UK barclays ¢ORPORATE & international ¢ORE non-¢ORE GROUP dec-15 mar-16 65$ 63$ stable ¢rls IN PROPORTION TO GROSS l&a REFLECTING barclays PRUDENT APPROACH TO CREDIT RISK MANAGEMENT fiholesale ¢rl $ GROSS l&a42 retail ¢rl $ OF GROSS l&a42 1.6$ 1.5$ 42BPS 40BPS dec-15 mar-16 a LOAN BECOMES A ¢rl WHEN EVIDENCE OF DETERIORATION HAS BEEN OBSERVED. A LOAN MAY BE REPORTED IN ONE OF THREE CATEGORIES: IMPAIRED LOANS; ACCRUING LOANS WHICH ARE CONTRACTUALLY OVERDUE 90 DAYS OR MORE AS TO PRINCIPAL OR INTEREST; IMPAIRED AND RESTRUCTURED LOANS. These MAY INCLUDE LOANS WHICH, WHILE IMPAIRED, ARE STILL PERFORMING BUT HAVE ASSOCIATED INDIVIDUAL IMPAIRMENT ALLOWANCES RAISED AGAINST THEM llr IS THE IMPAIRMENT CHARGE (ANNUALISED) AS A PROPORTION OF GROSS LOANS AND ADVANCES ¢rl COVERAGE ¢rls $ OF GROSS l&a loan LOSS RATE l&as43 ¢rls 6,445 6,849 449,439 414,090 definitions strong COVERAGE OF GROUP ¢REDIT risk loans (¢rls) AND STABLE loan loss rate (llr)42 29 3.9$ 0.8$ 1.1$ 1.1$ 1.1$ 3.9$ 0.8$ 1.0$ 1.1$ 1.0$ barclays UK barclays ¢ORPORATE & international ¢ORE non-¢ORE GROUP dec-15 mar-16

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Limited oil and gas exposures and robust risk management (31 December 2015) Key stats Good quality and well diversified Effective risk management Total credit risk exposures of Of our total wholesale credit exposures44: Our exposure to Oil & Gas is well balanced, with no large concentration of exposure, either by 18.2bn activity or geography Majority of exposure is to oil majors and other 4.4bn on-balance sheet investment grade clients Strong For remaining exposures, our lending is 78% conservative 106m - Lending to Exploration & Production (E&P), for example, is primarily through Impairment in 2015 Weak Satisfactory collateralised reserve based lending structures whereby loans are secured by the 3% 19% value of proven and producing reserves Exposure to the metals and mining sector is to If oil prices remained at experienced counterparties with established c.$30 per barrel track records and strong balance sheets - Majority of exposure is to diversified majors throughout 2016, estimate additional Services and other investment grade clients impairment of 17% Refining 4% c.250m E&P 62% Midstream Or if prices reduced to 17% c.$25 per barrel, c.450m 30 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Level 3 assets at 31 December 2015 Level 3 assets (bn) Other Available for Sale investments Derivative financial assets Financial assets designated at fair value Trading portfolio assets 31 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Credit ratings

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Focused on maintaining strong investment grade ratings Barclays is committed to maintaining strong investment Ratings45 Standard & Poors Moody’s Fitch grade ratings All ratings carry a stable outlook across S&P, Moodys Standalone rating bbb+ baa2 a and Fitch Industry-wide rating agency actions in 2015 were driven Barclays PLC (B PLC - HoldCo) by evolving regulatory resolution frameworks, influencing rating agencies reassessments of the likelihood of sovereign support for senior creditors, and Senior long-term BBB/Stable Baa3/Stable A/Stable rating methodologies Senior short-term A-2 P-3 F1 Implications for senior HoldCo debt as a result of this action was punitive as Tier 2 BB+ Baa3 A- - No uplift for junior debt cushions to offset sovereign support notch removal, and/or AT1 B+ Ba2 BB+ - Expected increase in thickness of the senior HoldCo layer which will benefit LGD over time not taken into Barclays Bank PLC (BB PLC - OpCo) account Senior long-term A-/Stable A2/Stable A/Stable Senior short-term A-2 P-1 F1 T2 CoCos BB+ - BBB- UT2 BB+ Ba1 BBB LT2 BBB- Baa346 A- Tier 1 BB Ba1/Ba2 BBB-/BB+ 33 | Barclays Q1 2016 Fixed Income Investor Presentation

| BARCLAYS Q1 2016 FIXED INCOME INVESTOR PRESENTATION LIQUIDITFFI & FUNDING ¢REDIT RATING APPENDIFL STRATEGFFI & PERFORMAN¢E OFFERFFIEFI HOLD¢O TRANSITION & MREL/TLA¢ ¢APITAL & LEFFERAGE ASSET QUALITFFI STRU¢TURAL REFORM BARCLAYS RATING COMPOSITION FOR SENIOR DEBT 34 STANDARD & POOR’S MOODY’S FITCH STAND-ALONE RATING STAND-ALONE ¢REDIT PROFILE BBB+ BASELINE ¢REDIT ASSESSMENT BAA2 FFIABILITY RATINGS A ANCHOR BBB+ MACRO PROFILE STRONG+ OPERATING ENVIRONMENT AA TO A+ BUSINESS POSITION 0 FINANCIAL PROFILE BAA2 ¢OMPANY PROFILE A TO BBB+ ¢APITAL AND EARNINGS 0 QUALITATIVE ADJUSTMENTS 0 MANAGEMENT & STRATEGY A+ TO A- RISK POSITION 0 RISK APPETITE A+ TO A- FUNDING AND LIQUIDITY 0 FINANCIAL PROFILE52 A+ TO BBB ADDITIONAL FACTORS ADDITIONAL FACTORS ADDITIONAL FACTORS ADDITIONAL FACTORS NOTCHING (HOLD¢O) -1 LOSS GIVEN FAILURE (HOLD¢O) -1 GOVERNMENT SUPPORT 0 ALA¢47 SUPPORT (OP¢O) +1 GOVERNMENT SUPPORT (OP¢O) 1 QUALIFYING JUNIOR DEBT 0 GOVERNMENT SUPPORT 0 LOSS GIVEN FAILURE (OP¢O) 2 GROUP SUPPORT 0 LIABILITY RATINGS HOLD¢O SENIOR LONG-TERM BBB HOLD¢O SENIOR LONG-TERM BAA3 HOLD¢O SENIOR LONG-TERM A OP¢O SENIOR LONG-TERM A- OP¢O SENIOR LONG-TERM A2 OP¢O SENIOR LONG-TERM A OP¢O SENIOR SHORT-TERM A-2 OP¢O SENIOR SHORT-TERM P-1 OP¢O SENIOR SHORT-TERM F1 OUTLOOK STABLE OUTLOOK STABLE OUTLOOK STABLE

| BARCLAYS Q1 2016 FIXED INCOME INVESTOR PRESENTATION LIQUIDITFFI & FUNDING ¢REDIT RATING APPENDIFL STRATEGFFI & PERFORMAN¢E OFFERFFIEFI HOLD¢O TRANSITION & MREL/TLA¢ ¢APITAL & LEFFERAGE ASSET QUALITFFI STRU¢TURAL REFORM BARCLAYS RATING COMPOSITION FOR SUBORDINATED DEBT 35 STANDARD & POOR’S MOODY’S FITCH STAND-ALONE RATING STAND-ALONE ¢REDIT PROFILE BBB+ BASELINE ¢REDIT ASSESSMENT BAA2 FFIABILITY RATING A NOTCHING HOLD¢O OP¢O HOLD¢O OP¢O HOLD¢O OP¢O T2 AT1 T2 ¢OCO UT2 LT2 T1 T2 AT1 T2 ¢OCO UT2 LT2 T1 (CUM) T1 (NON-CUM) T2 AT1 T2 ¢OCO UT2 LT2 T1 ¢ONTRACTUAL SUBORDINATION -1 -1 -1 -1 -1 -1 LGF -1 -1 -1 -1 -1 LOSS SEVERITY -1 -2 -2 -1 -1 -2 BAIL-IN FEATURE -1 -1 -1 -1 -1 -1 ¢OUPON SKIP RISK (CUM) -1 -1 BUFFER TO TRIGGER -1 -1 ¢OUPON SKIP RISK (NON CUM) -2 NON-PERFORMANCE RISK -3 -2 -2 -2/ -3 ¢OUPON SKIP RISK -2 -1 -2 MODEL-BASED OUTCOME WITH LEGACY T1 RATING CAP -3 STRUCTURAL SUBORDINATION -1 -1 TOTAL NOTCHING -3 -6 -3 -3 -2 -4 TOTAL NOTCHING -1 -3 -2 -1 -2 -3 TOTAL NOTCHING -1 -5 -4 -3 -1 -4/-5 LIABILITY RATINGS RATING BB+ B+ BB+ BB+ BBB- BB RATING BAA3 BA2 N/A BA1 BAA346 BA1 BA2 RATING A- BB+ BBB- BBB A- BBB-/BB+ OUTLOOK STABLE OUTLOOK STABLE OUTLOOK STABLE

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Appendix

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC One-time increase to Non-Core: 2017 RWA guidance retained 1 Maintain guidance of around 20bn of RWAs by end-2017 In order to provide flexibility to fund the 2 Rundown will result in increased negative income and costs in 2016 accelerated rundown, we intend to pay a dividend Negative income: broadly in line with Q415 run rate of 3p for 2016 and 2017 Costs: additional c.600m plus restructuring costs of c.400m with expectation to pay out a significant - Majority of these are expected to be exited in the course of 2016 proportion of earnings over time Confidence in ability to manage completion of the rundown 37 | Barclays Q1 2016 Fixed Income Investor Presentation Slide as presented at the FY 2015 results announcement on 1 March 2016

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Intention to reduce 62.3% stake in Barclays Africa Group Limited (BAGL) Impact of sell-down3 c.2bn c.40,000 CET1 ratio Cost reduction Headcount uplift reduction in 2-3 years Rationale for sell-down FY15 returns (%) 100% financial responsibility with only 62.3% of benefits 17.0 Despite strong returns profile locally, significantly diluted RoE dilution at Barclays Group level 8.3% UK Bank Levy, GSIB buffer, MREL/TLAC and other 3.0 11.7 regulatory requirements present challenges to Barclays as owners 8.7 Intention to sell down to level which permits accounting and regulatory deconsolidation3 BAGL RoE Africa Banking Goodwill Africa Banking RoE RoTE Sell-down will lead to further simplification of the Group, resulting in cost reductions and CET1 ratio uplift 38 | Barclays Q1 2016 Fixed Income Investor Presentation Slide as presented at the FY 2015 results announcement on 1 March 2016

| Barclays Q1 2016 FIXED income investor PRESENTATION Liquiditffi & funding ¢redit rating Appendifl Strategffi & performan¢e offerffiefi Hold¢o transition & mrel/tla¢ ¢apital & lefferage Asset qualitffi Stru¢tural reform Barclays UK: FOCUSED UK CONSUMER AND BUSINESS BANK WITH SCALE Leading THE WAY IN DIGITAL WITH OUR TRACK RECORD OF INNOVATION Deepening CUSTOMER RELATIONSHIPS AND DRIVING HIGHER RETURNS driving INCREASED CUSTOMER ENGAGEMENT Differentiated THROUGH SCALE, WITH 23 MILLION CUSTOMERS, AND DIGITAL INNOVATION Barclaycard UK 11 MILLION UK CUSTOMERS #1 UK CREDIT CARD ISSUER48 16 MILLION RETAIL CUSTOMERS digital IS OUR BIGGEST BRANCH PERSONAL banking 23$ OF ALL UK STARTUPS49 #2 UK WEALTH MANAGER50 Business banking AND fiealth 39 slide AS PRESENTED AT THE Fffi 2015 RESULTS ANNOUNCEMENT ON 1 march 2016

| barclays Q1 2016 FIXED income investor PRESENTATION liquidity & funding ¢redit rating appendifl strategy & performan¢e offeryefi Hold¢o transition & mrel/tla¢ ¢apital & lefferage asset quality stru¢tural reform barclays ¢ORPORATE & international: diversified TRANSATLANTIC WHOLESALE AND CONSUMER BANK diversified AND RESILIENT TRANSATLANTIC BUSINESS WITH GLOBAL CLIENT REACH strong GROWTH POTENTIAL ACROSS barclays ¢ORPORATE & international BUSINESSES delivering SOLUTIONS FOR OUR CORPORATE clients’ FINANCING, PAYMENTS AND TRANSACTIONAL BANKING NEEDS scale AND STRENGTH WITH GROWTH OPPORTUNITIES IN KEY GEOGRAPHIES, WITH PRUDENT RISK MANAGEMENT PAYMENTS AND merchant acquiring #2 MERCHANT ACQUIRER IN europe53 C.£300BN PAYMENTS VOLUME IN 2015 top TIER INVESTMENT BANK #1 Us FEE SHARE FOR european BANKS51 #1 ARRANGER OF UK CORPORATE LOANS52 ¢ORPORATE AND investment bank #5 Us CO-BRAND CREDIT CARD ISSUER54 top 10 Us CREDIT CARD RECEIVABLES55 barclaycard AND fiealth international 40 slide AS PRESENTED AT THE Fy 2015 RESULTS ANNOUNCEMENT ON 1 march 2016

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Business level analysis of Barclays UK and Barclays Corporate & International Barclays UK – Q116 Barclays Corporate & International – Q116 Income by business (£m) Impairment by business (£m)56 Income by business (£m) 393 42 919 491 105 917 1,408 Loans and advances to customers by business (£bn) Customer deposits by business (£bn) 16 1,185 16 46 135 133 Personal Banking Barclaycard Consumer UK Wealth, Entrepreneurs & Business Banking Consumer, Cards & Payments Markets Banking 41 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Barclays UK: Return on Tangible Equity of 20.5% Business performance excluding notable items Q116 Performance metrics Three months ended (m) Mar-16 Mar-15% change Strong RoTE of 20.5% as PBT declined slightly to 704m Income 1,803 1,831(2%) Income reduced 2% to 1,803m, due to lower fee income and mortgage Impairment(146)(167) 13% market competition, with NIM increasing to 3.62% Operating expenses(952)(945)(1%) Reduction in impairment of 13% and LLR to 34bps reflected continued Litigation and conduct(1)(1) - prudent risk appetite and the ongoing benign UK economic environment Total operating expenses(953)(946)(1%) Underlying total operating expenses were broadly flat on Q115, resulting in a Profit before tax 704 715(2%) cost to income ratio of 53% Attributable profit 467 561(17%) - Strategic cost reductions from digitisation and automation of processes and lower restructuring charges offset by structural reform programme Performance measures excluding notable items implementation costs Return on average tangible equity 20.5% 24.0% Key drivers Average allocated tangible equity 9.3bn 9.4bn Cost: income ratio 53% 52% Personal Banking Growth of 8% in personal deposits with repricing driving improved Loan loss rate (LLR) 34bps 40bps savings margins Net interest margin 362bps 360bps Gross mortgage lending reached highest level since Q314 on increased share Mar-16 Dec-15 of front book lending, although competition reduced margins Loans and advances to customers 166.2bn 166.1bn Continued increase in active Barclays Mobile Banking customers to Customer deposits 179.1bn 176.8bn 4.1m reflecting growth in digital channel adoption by customers Risk weighted assets 69.7bn 69.5bn Barclaycard Consumer UK Notable items Three months ended 2% year-on-year growth in loans and advances to 16bn as at Q116 (m) Mar-16 Mar-15 Card spend value of 7bn in Q116, up 6% vs. Q11557 Gain on valuation of a component of the - 296 defined retirement benefit liability Wealth Entrepreneur & Business Banking (WEBB) Provisions for UK customer redress -(167) Lower equity markets reduced management fees, offset by improved deposit repricing in Wealth Steady balance growth of 2% in Business Banking 42 | Barclays Q1 2016 Financial Results | 27 April 2016

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Barclays UK: Stable income on increased customer balances Income (m) Three months ended Mar-16 Mar-15% change NIM increased to 3.62%, with a marginal increase in net interest income - Improvement in savings margins offset by continued mortgage Net interest income 1,501 1,486 1% margin pressures Net interest margin 362bps 360bps Non-interest income declined to 302m Non-interest income 302 345(12%) - Barclaycard UK impacted by EU interchange fee regulation excluding Total income 1,803 1,831(2%) this, income remained strong - Lower equity markets impacted Wealth management fees

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Barclays UK: Digital is Barclays biggest branch Personal Banking Q116 2015 2014 2013 Digitally active 5.3m 6.3m 6.9m 7.0m Barclays Mobile Banking 2.1m 3.1m 3.9m 4.1m (BMB) active customers Payments and transfers £13.3bn £16.1bn £19.0bn £25.4bn (monthly) Unsecured lending £0.5bn completed digitally end-to-end £0.5bn £1.0bn £1.6bn In the three months (yearly) ended Mar-16 Online unsecured lending has a cost to income ratio in the low 20s 44 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Barclays Corporate & International: RoTE of 9.5% Business performance excluding notable items Q116 Performance metrics Three months ended (m) Mar-16 Mar-15% change Income growth of 2% to 3,513m through diversification benefit, driven by strong growth in CC&P and resilient CIB income Corporate & Investment Bank 2,596 2,713(4%) Consumer, Cards & Payments 917 741 24% NIM increased to 4.61% representing continued growth in interest earning Income 3,513 3,454 2% lending as a proportion of average gross receivables in CC&P Impairment(269)(178)(51%) Impairment increased to 269m with LLR increasing to 50bps largely driven Operating expenses(2,221)(2,069)(7%) by single name CIB exposures, in line with expectations Litigation and conduct(4)(45) 91% Growth in CC&P, CIB restructuring charges, structural reform implementation Total operating expenses(2,225)(2,114)(5%) costs and FX led to an increase in underlying costs of 5% Profit before tax 1,027 1,177(13%) RoTE was 9.5% on attributable profit of 575m Attributable profit 575 678(15%) Corporate & Investment Bank (CIB) Performance measures excluding notable items Resilient income of 2,596m, down 4% in challenging market conditions, driven by strong Credit performance (+46%) and growth in Corporate Lending Return on average tangible equity 9.5% 10.9% Gaining market position in key banking products Average allocated tangible equity 25.1bn 25.3bn Higher restructuring costs and USD appreciation contributed to increased Cost: income ratio 63% 61% underlying CIB operating costs Loan loss rate (LLR) 50bps 32bps Net interest margin58 461bps 438bps Consumer, Cards & Payments (CC&P) Double digit income growth in Barclaycard US, Germany and Merchant Mar-16 Dec-15 Acquiring led to PBT doubling to 326m Risk weighted assets 202.2bn 194.8bn Notable items Three months ended Mar-16 Mar-15 (m) Gain on valuation of a component of the defined retirement benefit liability - 133 Provisions for ongoing investigations and litigation including Foreign Exchange -(800) 45 | Barclays Q1 2016 Financial Results | 27 April 2016

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Corporate & Investment Bank: RoTE of 7.3% Business performance excluding notable items Q116 Performance metrics Three months ended (m) Mar-16 Mar-15% change Resilient CIB performance in challenging conditions as income reduced 4% Markets 1,408 1,466(4%) to 2,596m, including favourable FX moves Credit 322 220 46% - Markets income down 4%, supported by strong Credit performance Equities 513 589(13%) - Banking income down 5%, mainly driven by lower ECM activity offset by Macro 573 657(13%) higher financial advisory fees Banking 1,185 1,246(5%) Impairment increased to 95m largely from single name exposures in the Banking fees 481 548(12%) oil & gas sector as expected Corporate lending 296 285 4% Underlying costs increased 6% reflecting c.90m higher restructuring costs Transactional banking 408 413(1%) and appreciation of USD against GBP Income 2,596 2,713(4%) - c.80m of 2015 costs were transferred to Non-Core on 1 March 2016 Impairment(95) 1 PBT declined to 701m, driving RoTE of 7.3% Total operating expenses(1,800)(1,700)(6%) Key drivers Profit before tax 701 1,014(31%) Performance measures excluding notable items Markets Strong credit performance, up 46%, largely due to an improvement in our US Return on average tangible equity 7.3% 10.7% flow business Mar-16 Dec-15 Lower income in Rates and Currency products led to a 13% reduction in Risk weighted assets 172.6bn 167.3bn Macro, reflecting lower client activity Equities fell 13% due to declines in equity derivatives reflecting lower Costs excluding notable items (m) client volumes c.50 c.40 Banking 1,800 Low levels of equity and debt underwriting impacted Banking fees, although c.1,780 c.80 c.90 Advisory performed well - Momentum in Q1 with improved positions in M&A announced volume 1,700 advised on 3 of the top 5 deals - #1 in EMEA Investment Grade debt (from #2) and loans and #3 in Q115 Moves to Q115 Restructuring FX Net cost Q116 Global Leveraged Finance based on fee share (from #5)59 pre-moves Non-Core charges impact reductions to Non-Core Strong balance growth in corporate loans and deposits 46 | Barclays Q1 2016 Financial Results | 27 April 2016

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Consumer, Cards & Payments: RoTE of 23.4% Business performance excluding notable items Q116 Performance metrics Three months ended (m) Mar-16 Mar-15% change PBT doubled to 326m on income growth of 24% including favourable FX moves, driving RoTE of 23.4% Income 917 741 24% - Double digit income growth in Barclaycard US, Germany and Impairment(174)(179) 3% Merchant Acquiring Total operating expenses(425)(414)(3%) Impairment reduced 3% despite good growth in balances Profit before tax 326 163 100% Total operating expenses increased 3% to 425m due to growth in Performance measures excluding notable items Barclaycard US, Germany and Barclaycard Business Solutions and the appreciation of USD against GBP Return on average tangible equity 23.4% 11.8% Customer deposits increased by 10% largely due to growth in net new assets Loans and advances to customers (bn) Key metrics 10% Barclaycard US 19% growth in loans and advances to customers to 16.5bn as at Q116 29.8 32.9 Card spend value of 11.7bn in Q116, up 11% vs. Q11556 Completed acquisition and conversion of JetBlue portfolio - New account acquisition launched in Mar-16 with volumes above initial Q115 Q116 expectations Customer deposits (bn) Barclaycard Germany 12% growth in customers on Q115 to over 1m 10% 19% growth in loans and advances to 2.5bn as at Q116 Barclaycard Business Solutions (BBS) 40.1 44.2 Merchant Acquiring business processed payments to the value of 52.4bn in Q116 (average of 569m per day) Q115 Q116 47 | Barclays Q1 2016 Financial Results | 27 April 2016

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Head Office and Africa Banking summary financials Africa Banking Three months ended – Business performance excluding notable items Mar-16 Mar-15 % change (£m) Head Office –Three months ended (£m) Mar-16 Mar-15 Income 818 908 (10%) Impairment (111) (91) (22%) Income 76 14 Total operating expenses (477) (539) 12% Impairment 1 - Profit before tax 231 280 (18%) – Operating expenses (85) (34) – Litigation and conduct (7) (1) Profit after tax62 166 196 (15%) Total operating expenses (92) (35) Non-controlling interests62 (80) (92) 13% (Loss)/profit before tax (14) (19) Attributable profit 86 104 (17%) Attributable profit (15) (34) Performance measures excluding notable items Average allocated tangible equity60,61 £5.2bn £1.6bn Mar-16 Dec-15 Mar-16 Dec-15 Risk weighted assets61 £40.3bn £39.7bn Risk weighted assets £33.9bn £31.7bn Notable items – Three months ended (£m) Mar-16 Mar-15 – Own credit (109) 128 Profit after tax and non-controlling interests presented in the Group income statement as a discontinued operation – Losses on sale relating to the Spanish, Portuguese - (97) and Italian Businesses Tangible equity and risk weighted assets included within Head Office 48 | Barclays Q1 2016 Financial Results | 27 April 2016

49 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO

CAPITAL STRUCTURAL LIQUIDITY

PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX

& LEVERAGE REFORM & FUNDING

OVERVIEW & MREL/TLAC

Wholesale funding composition63

>1 month >3 months >6 months >1 year >2 year >3 year >4 year Total

As at 31 March 2016 (£bn) 1 month but 3 but 6 but 12 but 2 but 3 but 4 but 5 >5 years Total 1 year months months months years years years years

Barclays PLC

Senior unsecured MTNs

- - - - - 0.7 0.1 1.4 3.2 4.9 10.3 (public benchmark) Senior unsecured MTNs

- - - - - - 0.1 - 0.1 - 0.2 (private placements) Subordinated liabilities - - - - - - - - 1.0 0.9 1.9 Barclays Bank PLC

Deposits from banks 11.3 1.7 0.8 1.2 15.0 0.1 - - 0.2 0.3 15.6 Certificates of deposit and 0.8 3.4 4.4 6.4 15.0 0.8 0.6 1.0 0.4 0.5 18.3 commercial paper Asset backed commercial paper 2.2 3.1 1.0 - 6.3 - - - - - 6.3 Senior unsecured MTNs

- - 1.4 2.1 3.5 1.6 0.3 2.9 0.6 1.7 10.6

(public benchmark)

Senior unsecured MTNs

64 0.5 1.8 2.1 4.8 9.2 5.0 6.1 3.5 2.6 8.2 34.6 (private placement) Covered bonds 1.2 - - 1.6 2.8 3.9 - 1.7 1.0 3.5 12.9 ABS - - - 0.6 0.6 1.4 0.5 1.6 - - 4.1 Subordinated liabilities - - - - - 3.3 0.8 0.3 2.2 12.7 19.3 Other41 1.3 0.5 1.2 0.5 3.5 0.5 0.3 0.4 0.4 1.8 6.9 Total 17.3 10.5 10.9 17.2 55.9 17.3 8.8 12.8 11.7 34.5 141.0

Total as at 31 December 2015 15.8 15.3 8.6 13.8 53.5 16.5 12.6 13.7 8.3 37.3 141.9

Contact – Debt Investor Relations Team Lisa Bartrip Sofia Lonnqvist Dan Colvin +44 (0)20 7773 0708 +44 (0)20 7116 5716 +44 (0)20 7116 6533 lisa.bartrip@barclays.com sofia.lonnqvist@barclays.com daniel.colvin@barclays.com Website: barclays.com/barclays-investor-relations.html 50 | Barclays Q1 2016 Fixed Income Investor Presentation

Footnotes risks 1 Including and there can be no Head Office | 2 assurance the expected As at Q116 | 3 Implementation of benefits will Barclays be realised intentions on the proposed is subject to, timescale or amongst other at all things, | 4 Core costs; shareholder including and regulatory SRP implementation costs approval. Implementati and restructuring on of these plans costs, excluding is also subject Barclays to significant Africa, and execution conduct Operational and litigation and risk plus other DTAs notable items | 9 Excluding | 5notable items, RoTE excluding conduct notable items and litigation and | 6 Risk weighted UK bank levy assets and | 10 Based average allocated on Barclays interpretation of tangible equity for the final Africa Banking CRD IV text are included and latest within Core EBA technical | 7 Includes standards UK bank levy | 11 The leverage ratio charge of 88m has been | 8 leverage exposure. calculated in accordance with the requirements This is broadly consistent with the BCBS 270 of CRR which was definition, amended which was effective from the basis Jan 2015. of Jun-14 The leverage calculation uses and Dec-14 comparatives. the end-point Dec-13 not comparable to CRR definition of the estimates Tier 1 capital as for of Jun-14 the numerator onwards and due to the CRR different definition of basis of preparationInternational| 12 for Based FY15, on indicative figures reflecting a change in equity as published allocation from on 1 March 2016. 10.5% Actual to 11.5% FY15 | 13 adjusted This illustration is RoTEs published based on Barclays in the restatement interpretation of April 2016, current were 21.3% regulation and and 9.5% regulatory respectively proposals, Barclays which are subject UK and Barclays Corporate & to change, and is of not 360bn pre Basel a forecast of Barclays RWA re-calibration; results of operations holding or constant capital position or the P2A at otherwise. 2016 level This despite it illustration is being subject also based to at onleast certai annual n assumptions, review; and which cannot assumed CRD be assured IV buffers, which are subject and are subject to to change, change including: | 14 Point RWA in time assessment planning assumption made at least total requirement), annually by the PRA and 1.0% to reflect in T2 form idiosyncratic (25% of risks total not requirement) fully captured | 15 The FPC has under Pillar 1. announced The 2016 a total 0.5% Pillar CCyB for 2A requirement UK exposures, of 3.9% equivalent is split as to follows: c. 0.25% 2.2% on a in CET1 consolidated form basis, (56% effective from of total requirement), 29 March 2017. 0.7% in AT1 The form mandatory (19% of CCyB applicable to distribution hurdle is Barclays therefore expected could vary depending to be 9% on future Bank of from 1 Jan 2017, increasing England requirements, to 9.25% from and 29 CCyB requirements March 2017. The CCyB on UK exposures applicable in other jurisdictions is assumed where Barclays to increase to has 1% exposures (c.0.5% on a | 16 consolidated CRD IV rules basis) on mandatory from 2018 distribution onwards. The defined restrictions in CRD apply Art from 128(6) 1 January | 17 Based 2016 on Barclays onwards based understanding on transitional of The Bank of CET1 requirements. Englands As approach to per CRD Art. stress 141, testing restrictions the UK banking on discretionary system published distributions in would Octobe apply r 2015 in case of , which is a breach of subject to the Combined change, and Stress Buffer Requirement testing the UK as systemic banking system: reference point key elements also of includes the 2016 the applicable stress test,phased published -in G-SIB March 2016. buffer. Thereafter, Stress test hurdle rates the hurdle rates for 2016 are subject tests comprise to changes the minimum in Pillar 2A which is CRD IV CET1 a point requirement in time assessment and the CET1 updated component annually of | 18 Pillar Indication based 2A. For G-SIBs, on capital the Market buffers that derived can be used stress-losses in stress based tests. on applicable year-end This should not be interpreted CET1 ratios as against an indication of low-point stress Barclays outcomes 2016 Pillar | 20 Includes 2B and/or Africa future PRA Banking buffer discontinued which remains operation confidential | 21 Jun-15 between the BoE onward based on end-point and the respective banks it CRR definition of regulates Tier 1 | 19 capital regulatory for the numerator deductions and and other the CRR adjustments definition of | 23 For leverage exposure. further detail on calculation, This is broadly see page 25 consistent in the Barclays with the BCBS 270 PLC Q1 definition, 2016 Results which was Announcement the basis of | 24 the Dec-14 Illustration based comparative on Barclays | 22 Loans current and advances understanding and other of (i)FSBs assets net Total of Statement Loss-absorbing of Policy published Capacity (TLAC) on 11 Term December Sheet, published 2015 , and on 9 (iii) November The minimum 2015, (ii)The Bank of requirement for Englands own funds approach to and eligible setting liabilitie a s minim (MREL) um requirement buffers and Threshold for own funds Conditions consultation published and eligible liabilities consultation on a by the Bank of proposed England on 11 final December rules and 2015 calibration for | 25 Illustration based Barclays and on Barclays is expected understanding to be subject to of at current least annual regulatory review proposals | 26 Current which are subject Pillar 1 minimum to change. total capital Actual requirements future MREL and requirement phase-in of will CRD depend IV buffers on the Bank of as applicable for Englands 2016 implementation of | 27 The illustrative the annual capital and issuance volume represents senior debt, reduced for the difference between 24.5% HoldCo senior maturities over 2016-22, (23% 1 January and HoldCo 2022 Pillar securities 1 minimum with a remaining TLAC requirement contractual and maturity an illustrative 1.5% of &lt;12 months management as at 1 January buffer), 2022 and (4.7bn in total). our Dec-15 FL CET1 Actual capital issuance plans and HoldCo are subject issued senior to, amongst unsecured other debt, things, regardless market conditions of residual and maturity. regulatory This excludes expectations, 28bn of which are subject notes issued under to change and the structured may differ notes from programmes the illustration| 29 Nominal | 28 Comprises basis will all not outstanding reconcile with the regulatory Barclays Bank PLC issued basis due to public and regulatory private term adjustments. vanilla Includes bullet tier BAGL 2 instruments, | 30 The two thereby categories any dated of by instrument contractual with an issuer maturity as applicable and call option will by be included next call in both categories date as applicable are not | 31 Illustrative example based mutually exclusive. The former on Barclays includes expectations all dated of the creditor tier 2 instruments hierarchy in a whilst the latter resolution scenario includes all to non- losses demonstrate assumes so- that called losses single occur -point-of- at the OpCo entry in the UK in a and that no additional situation where a incremental HoldCo losses has arise at more than one subsidiary the HoldCo including and for Group recapitalisation. the quantum of the loss Each layer suffered by absorbs OpCo losses exceeds to its the extent equity capacity. of its capacity, This illustrative allocation of following which any recapitalisation | 33 Point of non-viability of the entity power requires implemented write-down/conversion of in the UK in accordance with Article 59 more senior layers in accordance with the creditor of the Bank Recovery and Resolution Directive hierarchy | 32 Expectation based | 34 Illustration of on Barclays Barclays business understanding divisions of in preparation for current regulatory regulatory proposals ring-fencing. which may change Plans are subject financials are not to internal a forecast and regulatory of future metrics approvals and and may may differ change. materially Figures upon implementation of given were illustrative based the future legal on FY15 financials entity restructuring re-calculated | 35 on re-segmented Excludes Head Office basis | 36 (original Illustration of estimates, Barclays pre April business 2016 divisions restatement). in preparation for Illustrative regulatory estimates, pre April ring-fencing. 2016 Plans restatement) are subject and to not internal a forecast and regulatory of future metrics. approvals Funding and may sources change. and Funding illustrative financials sources are indicative and could therefore differ figures illustrative based upon implementation of on FY15 financials the legal entity re-calculated restructuring on a re-segmented and thereafter basis(original | 37 LCR estimated and preference shares based on the CRD | 40 Estimated IV rules based as implemented on the final by BCBS rules the European Commission delegated published in October 2014 |act 41 Primarily | 38 Loan: comprised deposit ratio of for fair Barclays valued deposits UK, Consumer, (5bn) Cards and secured & Payments, financing Corporate, of physical and gold Non-Core retail (1bn) | 42 Excludes | 39 Excludes Africa AT1 Banking capital | 43 Loans Definitions and advances of credit quality at amortised provided cost on page 148 | 44 Strong Graded of Barclays defined PLC 2015 as DG Annual (Default Report Grade) | 45 band Definitions 1-11 (inclusive of of securities Investment classes for Grade: comparison purposes DG 6 or better); and Satisfactory not necessarily defined in line with the respective credit as DG band 12-19; Weak defined rating as DG agenc band ys 20-21. own definitions 2015. BBA SME | 46 Moodys Dataset rate all | 50 2015 OpCo Private Asset LT2 subordinated Managers debt / Barclays as Baa3, estimates except for | 51 the one junior, Dealogic 2015 undated | 52 Dealogic FRN (ISIN: 2015, GB0000784164) by number of deals | 47 ALAC = Additional | 53 Nilson Report 2014 Loss |Absorbing 54 By receivables. Capacity Barclays | 48 By card estimates receivables. | 55 Nilson Nilson Midyear 2014 |2015 49 In | 56 Wealth, Office plus Entrepreneurs the residual & balance of Business Banking average tangible had an impairment ordinary shareholders release of 1m equity | 57 Includes | 61 Includes balance transfers Africa Banking | 58 tangible equity Excludes Investment and risk Bank weighted | 59 Dealogic assets | data 62 Included | 60 Based in Group on risk income statement weighted assets and as profit capital after deductions tax in respect in Head of Debt discontinued Securities operation and in Issue and non-controlling Subordinated Liabilities interests (excluding in respect AT1 of discontinued and preference shares), operation | 63 excluding The composition of cash collateral wholesale funds and settlement comprises balances. the balance sheet It does not include collateral reported Deposits swaps from | 64 Includes Banks, Financial structured liabilities notes of at 28bn, Fair Value, 7bn of which mature within one year | 51 | Barclays Q1 2016 Fixed Income Investor Presentation

Disclaimer Important Notice The information, statements and opinions contained in this presentation do not constitute a public offer under any applicable legislation, an offer to sell or solicitation of any offer to buy any securities or financial instruments, or any advice or recommendation with respect to such securities or other financial instruments. Forward-looking Statements This document contains certain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as amended, and Section 27A of the US Securities Act of 1933, as amended, with respect to the Group. Barclays cautions readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as may, will, seek, continue, aim, anticipate, target, projected, expect, estimate, intend, plan, goal, believe, achieve or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding the Groups future financial position, income growth, assets, impairment charges, provisions, notable items, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios and expected payment strategies), projected levels of growth in the banking and financial markets, projected costs or savings, original and revised commitments and targets in connection with the strategic cost programme and the Group Strategy Update, rundown of assets and businesses within Barclays Non-Core, sell down of the Groups interest in Barclays Africa Group Limited, estimates of capital expenditures and plans and objectives for future operations, projected employee numbers and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards, evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, future levels of notable items, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; UK, US, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of any entities within the Group or any securities issued by such entities; the potential for one or more countries (including the UK) exiting the Eurozone; the implementation of the strategic cost programme; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Groups control. As a result, the Groups actual future results, dividend payments, and capital and leverage ratios may differ materially from the plans, goals,expectations and guidance set forth in the Groups forward-looking statements. Additional risks and factors which may impact the Groups future financial condition and performance are identified in our filings with the SEC (including, without limitation, our annual report on form 20-F for the fiscal year ended 31 December 2015), which are available on the SECs website at www.sec.gov. Subject to our obligations under the applicable laws and regulations of the United Kingdom and the United States in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward looking statements, whether as a result of new information, future events or otherwise. 52 | Barclays Q1 2016 Fixed Income Investor Presentation

Disclaimer (continued) Barclays has filed a registration statement (including a prospectus) and has filed, or will file, a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering of securities to which this document relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to the offering of the Securities (when filed) and other documents that Barclays will file with the SEC. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847. Certain non-IFRS Measures Barclays management believes that the non-International Financial Reporting Standards (non-IFRS) measures included in this document provide valuable information to readers of its financial statements because they enable the reader to identify a more consistent basis for comparing the business performance between financial periods, and provide more detail concerning the elements of performance which the managers of these businesses are most directly able to influence or are relevant for an assessment of the Group. They also reflect an important aspect of the way in which operating targets are defined and performance is monitored by Barclays management. However, any non-IFRS measures in this document are not a substitute for IFRS measures and readers should consider the IFRS measures as well. Key non-IFRS measures included in this document and the most directly comparable IFRS measures are described below. Quantitative reconciliations of these measures to the relevant IFRS measures are included in Exhibit 99.1 of the Barclays Form 6-K filed with the SEC on April 27, 2016 (Film No. 161594235) (the April 27 Form 6-K) (available at http://www.sec.gov/Archives/edgar/data/312069/000119312516558436/d137677dex991.htm) and such quantitative reconciliations are incorporated by reference into this document. Basic earnings/(loss) per share excluding notable items. The comparable IFRS measure is basic earnings/(loss) per share, which represents profit after tax and non- controlling interests, divided by the basic weighted average number of shares in issue. The comparable IFRS measure and excluded items noted below are provided on page 9 of the April 27 Form 6-K; Barclays Core results are non-IFRS measures because they represent the sum of the Operating Segments, each of which is prepared in accordance with IFRS 8; Operating Segments, and following the restatement of 14 April 2016 comprise Barclays UK, Barclays Corporate & International and Head Office. A reconciliation to IFRS is provided on page 10 of the April 27 Form 6-K; Constant currency results in Africa Banking are calculated by converting ZAR results into GBP using the average exchange rate for the three months ended 31 March 2016 or the year ended 31 December 2015, as applicable, for the income statement and the 31 March 2016 or 31 December 2015 closing exchange rate, as applicable, for the balance sheet to eliminate the impact of movement in exchange rates between the two periods; Liquidity Coverage Ratio (LCR) is calculated according to the Commission Delegated Regulation of October 2014 that supplements Regulation (EU) 575/2013 (CRDIV) published by the European Commission in June 2013. 53 | Barclays Q1 2016 Fixed Income Investor Presentation

Disclaimer (continued) Net Stable Funding Ratio (NSFR) is calculated according to the definition and methodology detailed in the standard provided by the Basel Committee on Banking Supervision. The original guidelines released in December 2010 (Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring, December 2010) were revised for in October 2014 (Basel III: The Net Stable Funding Ratio, October 2014). The metric is a regulatory ratio that is not yet finalised in local regulations and, as such, represents a non-IFRS measure. This definition and the methodology used to calculate this metric is subject to further revisions ahead of the implementation date and our interpretation of this calculation may not be consistent with that of other financial institutions; Transitional CRD IV CET1 ratio according to FSA October 2012. This measure is calculated by taking into account the statement of the Financial Services Authority, the predecessor of the Prudential Regulation Authority, on CRD IV transitional provisions in October 2012, assuming such provisions were applied as at 1 January 2014. This ratio is used as the relevant measure starting 1 January 2014 for purposes of determining whether the automatic write-down trigger (specified as a Transitional CET1 ratio according to FSA October 2012 of less than 7.00%) has occurred under the terms of the Contingent Capital Notes issued by Barclays Bank PLC on November 21, 2012 (CUSIP: 06740L8C2) and April 10, 2013 (CUSIP: 06739FHK0). Please refer to page 22 of the April 27 Form 6-K for a reconciliation of this measure to fully loaded CRD IV CET1 ratio; Underlying income excludes the impact of notable items. The comparable IFRS measure is total income net of insurance claims. The comparable IFRS measure and excluded items noted below are provided on page 9 of the April 27 Form 6-K; Underlying profit before tax excludes the impact of notable items. The comparable IFRS measure is profit before tax. The comparable IFRS measure and excluded items noted below are provided on page 9 of the April 27 Form 6-K; Underlying return on average tangible shareholders equity excludes the impact of notable items. The comparable IFRS measure is return on average tangible shareholders equity, which represents annualised profit after tax for the period attributable to ordinary shareholders, including an adjustment for the tax credit in reserves in respect of other equity instruments, as a proportion of average shareholders equity excluding non-controlling interests and other equity instruments adjusted for the deduction of intangible assets and goodwill. The comparable IFRS measure and excluded items noted below are provided on page 9 of the April 27 Form 6-K; Underlying total operating expenses excludes the impact of notable items. The comparable IFRS measure is total operating expenses. The comparable IFRS measure and excluded items noted below are provided on page 9 of the April 27 Form 6-K; Notable items which are excluded from certain of the key non-IFRS measures described above are considered to be significant items impacting comparability of performance and have been called out for each of the business segments. Notable items include: the impact of own credit in total income net of insurance claims; gains on US Lehman acquisition assets in total income net of insurance claims; revision of the Education, Social Housing, and Local Authority (ESHLA) valuation methodology in total income net of insurance claims; gain on valuation of a component of the defined retirement benefit liability in operating expenses; impairment of goodwill and other assets relating to businesses being disposed in operating expenses, provisions for UK customer redress in litigation and conduct; provisions for ongoing investigations and litigation including Foreign Exchange in litigation and conduct; and losses on sale relating to the Spanish, Portuguese and Italian businesses in other net income/(expenses). 54 | Barclays Q1 2016 Fixed Income Investor Presentation